Exhibit 10.1

AMENDMENT NO. 1 dated as of November 14, 2012 (this “Amendment”), to the CREDIT AGREEMENT dated as of May 7, 2010 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ASPECT SOFTWARE PARENT, INC., a Delaware corporation (“Parent”), ASPECT SOFTWARE INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company (“Intermediate Holdings”), ASPECT INTERNATIONAL LLC, a Delaware limited liability company (“Holdings”), ASPECT SOFTWARE, INC., a Delaware corporation (the “Borrower”), the LENDERS party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and Issuing Bank, and JPMORGAN CHASE BANK, N.A. and BANK OF AMERICA, N.A., as Co-Syndication Agents. Defined terms used in this Amendment and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.
WHEREAS pursuant to the Credit Agreement, the Lenders and the Issuing Bank have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein;
WHEREAS the Required Lenders have requested that certain provisions of the Credit Agreement be amended as set forth herein; and
WHEREAS Parent, Holdings and the Borrower are willing to amend such provisions of the Credit Agreement, in each case on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:
SECTION 1. Amendments to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended as follows:
(a) The following definition shall be added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
“Amendment No. 1 Effective Date” means the date on which Amendment No. 1 to this Credit Agreement became effective in accordance with its terms.
(b) The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
“Applicable Rate” means, for any day, (a) with respect to any Loan that is a Tranche B Term Loan, (i) 5.25%, in the case of a Eurodollar Loan,

and (ii) 4.25%, in the case of an ABR Loan, and (b) with respect to any Revolving Loan and the commitment fees payable pursuant to Section 2.12(a), the applicable rate per annum set forth below under the heading “Eurodollar Revolving Loan”, “ABR Revolving Loan” or “Commitment Fee Rate”, as the case may be, based upon the Leverage Ratio as of the date that is 10 Business Days after the end of the fiscal quarter of the Borrower for which consolidated financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or 5.01(b):

Leverage Ratio:	Eurodollar Revolving Loan	ABR Revolving Loan	Commitment Fee Rate
Category 1 Greater than or equal to 3.75:1.00	5.25%	4.25%	0.750%
Category 2 Less than 3.75:1.00 but greater than or equal to 2.50:1.00	5.00%	4.00%	0.625%
Category 3 Less than 2.50:1.00	4.75%	3.75%	0.500%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements and related certificate of the Borrower’s Financial Officer indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that the Leverage Ratio shall be deemed to be in Category 1 (x) as of the Effective Date and prior to the initial date of delivery to the Administrative Agent of the consolidated financial statements and the related certificate of the Borrower’s Financial Officer required to be delivered by the Borrower pursuant to Section 5.01(a) or (b) and Section 5.01(c) and (y) at the option of the Administrative Agent or at the request of the Required Lenders if the Borrower fails to deliver the consolidated financial statements or related certificate of its Financial Officer required to be delivered by it pursuant to Section 5.01(a) or (b) and Section 5.01(c), as the case may be, during the period from the expiration of the time for delivery thereof until such consolidated financial statements and related certificate of its Financial Officer are delivered.
Notwithstanding the foregoing, if, at any time, each of (a) the corporate credit rating of the Borrower most recently announced by S&P is not B or better and (b) the corporate family rating of the Borrower most recently announced by Moody’s is not B2 or better (each of clauses (a) and (b), a “Ratings Condition”), then each percentage set forth in clause (a) of the first paragraph of this definition as well as in the table above under the headings “Eurodollar Revolving Loan” and “ABR Revolving Loan” will be increased by a 0.25%. For purposes of the foregoing, each change in the Applicable Rate resulting from the satisfaction of each of the Ratings Conditions shall apply during the period commencing on the first date on which each of the Ratings Conditions has been (and continues to be) satisfied and ending on the date on which either of the Ratings Conditions is no longer satisfied. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of providing corporate ratings, then the Borrower and the Lenders shall negotiate in good faith to amend the definition of “Applicable Rate” to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined as otherwise set forth in this definition assuming that (i) if each of Ratings Conditions continued to be satisfied immediately prior to the occurrence of such change in the rating system or unavailability of ratings, each of the Ratings Conditions continues to be satisfied or (ii) if either of the Ratings Conditions was not satisfied immediately prior to the occurrence of such change in the rating system or unavailability of ratings, each of the Ratings Conditions is not satisfied.”
(c) The definition of “Change in Law” in Section 1.01 of the Credit Agreement is hereby amended by adding the following proviso immediately prior to the period at the end of such definition:
“; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives promulgated thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, in each case shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued”
(d) The definition of “Subsidiary Loan Party” in Section 1.01 of the Credit Agreement is hereby replaced in its entirety by the following text:
“Subsidiary Loan Party” means any Subsidiary that is not (a) a Foreign Subsidiary or (b) a Subsidiary of a Foreign Subsidiary if, in the case of a Subsidiary described in this clause (b), the provision of a Guarantee by, or a pledge of assets of, such Subsidiary in support of the Obligations would reasonably be expected (in the Borrower’s good faith determination) to result in material adverse tax consequences to the Borrower and its Subsidiaries, taken as a whole.
SECTION 2. Amendment to Section 2.10. Section 2.10(a) of the Credit Agreement is hereby amended by increasing the amount under the column heading “Amount” in such Section from $1,250,000 to $5,000,000 for each amortization date from (and including) March 31, 2013, to (and including) December 31, 2014.
SECTION 3. Amendment to Section 4.02. Section 4.02 of the Credit Agreement is hereby amended by (a) adding the following new paragraph (c) immediately following paragraph (b) of such Section 4.02 and (b) replacing the text “(a) and (b)” in the last paragraph of such Section 4.02 with the text “(a), (b) and (c)”:
“(c) Parent is in compliance, on a Pro Forma Basis after giving effect to such Credit Event as of the last day (or, in the case of Sections 6.13 and 6.14, as of the date that is 10 Business Days after the last day) of the most-recently ended fiscal quarter of Parent prior to such Credit Event (as well as after giving effect to any Permitted Acquisition or any other acquisition permitted under Section 6.04 (including any that is being financed, in whole or in part, with the proceeds of such Credit Event) that is consummated during or after the four consecutive fiscal quarter period ending on the last day of such fiscal quarter of Parent as if such Permitted Acquisition or other acquisition occurred on the first day of such four consecutive fiscal quarter period), with the covenants contained in Sections 6.12, 6.13 and 6.14, and Parent shall have delivered to the Administrative Agent a certificate of its Financial Officer to the effect set forth in this paragraph (c), together with all calculations relevant thereto (which calculations shall, if made as of the last day of any fiscal quarter of Parent for which Parent has not delivered to the Administrative Agent the financial statements and certificate of its Financial Officer required to be delivered by Section 5.01(a) or (b) and Section 5.01(c), respectively, be accompanied by a reasonably detailed calculation of Consolidated EBITDA and Consolidated Cash Interest Expense for the relevant period).”
SECTION 4. Amendment to Section 6.01. Section 6.01 of the Credit Agreement is hereby amended by adding the following proviso immediately after the text “prior to the issuance of such Subordinated Debt” in clause (a)(xi) of such Section 6.01:
“(provided that, notwithstanding the foregoing, Parent, Intermediate Holdings, Holdings and the Borrower will not be, nor will any other Subsidiary be, permitted to incur any Subordinated Debt under this clause (xi) if, on a Pro Forma Basis after giving effect to the incurrence of such Subordinated Debt as of the date that is 10 Business Days after the last day of the most recently ended fiscal quarter of Parent prior to the issuance of such Subordinated Debt, the Leverage Ratio would exceed 5.50 to 1.00)”

SECTION 5. Amendment to Section 6.12. Section 6.12 of the Credit Agreement is hereby amended by replacing the Interest Coverage Ratio table in such Section 6.12 with the following:

Period	Ratio
Effective Date through September 30, 2012	1.75 to 1.00
October 1, 2012, through December 31, 2012	1.60 to 1.00
January 1, 2013, through December 31, 2013	1.45 to 1.00
January 1, 2014, through March 31, 2014	1.50 to 1.00
April 1, 2014, through June 30, 2014	1.55 to 1.00
July 1, 2014, through December 31, 2014	1.60 to 1.00
January 1, 2015, and thereafter	1.75 to 1.00

SECTION 6. Amendment to Section 6.13. Section 6.13 of the Credit Agreement is hereby amended by replacing the Leverage Ratio table in such Section 6.13 with the following:

Period	Ratio
Effective Date through September 30, 2012	6.15 to 1.00
October 1, 2012, through December 31, 2012	7.10 to 1.00
January 1, 2013, through September 30, 2013	7.50 to 1.00
October 1, 2013, through December 31, 2013	7.40 to 1.00
January 1, 2014, through March 31, 2014	7.25 to 1.00
April 1, 2014, through June 30, 2014	6.85 to 1.00
July 1, 2014, through September 30, 2014	6.60 to 1.00
October 1, 2014, through December 31, 2014	6.00 to 1.00
January 1, 2015, through March 31, 2015	5.75 to 1.00
April 1, 2015, through December 31, 2015	5.50 to 1.00
January 1, 2016, and thereafter	5.35 to 1.00

SECTION 7. Amendment to Section 6.14. Section 6.14 of the Credit Agreement is hereby amended by replacing the First-Lien Leverage Ratio table in such Section 6.14 with the following:

Period	Ratio
Effective Date through September 30, 2012	3.65 to 1.00
October 1, 2012, through December 31, 2012	4.00 to 1.00
January 1, 2013, through March 31, 2013	4.35 to 1.00
April 1, 2013, through September 30, 2013	4.30 to 1.00
October 1, 2013, through December 31, 2013	4.25 to 1.00
January 1, 2014, through March 31, 2014	4.15 to 1.00
April 1, 2014, through June 30, 2014	3.95 to 1.00
July 1, 2014, through September 30, 2014	3.75 to 1.00
October 1, 2014, through December 31, 2014	3.25 to 1.00
January 1, 2015, through December 31, 2015	3.00 to 1.00
January 1, 2016, and thereafter	2.85 to 1.00

SECTION 8. Amendment to Section 6.15. Section 6.15(a) of the Credit Agreement is hereby amended by replacing the text “$20,000,000” in such Section with the text “(i) in the case of any such fiscal year commencing prior to the Amendment No. 1 Effective Date, $20,000,000 and (ii) in the case of any such fiscal year commencing on or after the Amendment No. 1 Effective Date, $12,500,000”.
SECTION 9. Representations and Warranties. Each of Parent, Holdings and the Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:
(a)    This Amendment has been duly authorized, executed and delivered by it and constitutes a legal, valid and binding obligation of Parent, Holdings and the Borrower, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    The representations and warranties of each of Parent, Holdings, the Borrower and each other Loan Party set forth in the Loan Documents that are qualified by materiality are true and correct, and the representations and warranties that are not so qualified are true and correct in all material respects, in each case on and as of the date hereof (other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warranty was true and correct, or true and correct in all material respects, as the case may be, as of such earlier date).
(c)    At the time of and immediately after giving effect to this Amendment, no Default has occurred and is continuing.

SECTION 10. Effectiveness. This Amendment shall become effective as of the date first above written when (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of Parent, Holdings, the Borrower and the Required Lenders, (b) the Administrative Agent shall have received payment of all fees and expenses required to be paid or reimbursed by Parent, Holdings, the Borrower or any other Loan Party under or in connection with this Amendment, including, without limitation, those fees and expenses set forth in Section 14 hereof and any other fees separately agreed to by Parent, Holdings or the Borrower, on the one hand, and the Administrative Agent or any of its Affiliates, on the other hand, and (c) the Borrower shall have made, in accordance with Section 2.11(a) of the Credit Agreement, a prepayment of the Tranche B Term Loans in an aggregate principal amount of not less than $50,000,000 (it being understood, for purposes of clarity, that such prepayment shall be treated as an optional prepayment for purposes of the Credit Agreement).
SECTION 11. Credit Agreement. Except as expressly set forth herein, this Amendment (a) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, Parent, Holdings, the Borrower or any other Loan Party under the Credit Agreement or any other Loan Document and (b) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Parent, Holdings, the Borrower or any other Loan Party to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. After the date hereof, any reference in the Loan Documents to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 12. Applicable Law; Waiver of Jury Trial. (d) THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(e)    EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.
SECTION 13. Counterparts; Amendment. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts),

each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by Parent, Holdings, the Borrower, the Administrative Agent and the Required Lenders.
SECTION 14. Fees; Expenses. The Borrower agrees to (a) pay to each Lender that consents to this Amendment a consent fee (collectively, the “Consent Fees”) in an amount equal to 0.25% of the sum of (i) the aggregate Revolving Commitments and (ii) the aggregate principal amount of Term Loans, in each case of such Lender outstanding upon effectiveness of the Amendment (after giving effect to the prepayment of the Tranche B Term Loans contemplated by Section 10(c) hereof) and (b) reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment to the extent required under Section 9.03 of the Credit Agreement. The Borrower agrees that the Consent Fees shall not be refundable under any circumstances, shall be paid in immediately available funds and shall not be subject to reduction by way of set-off or counterclaim.
SECTION 15. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

ASPECT SOFTWARE PARENT, INC.,
By
/s/ Robert J. Krakauer
Name: Robert J. Krakauer
Title: President

ASPECT SOFTWARE, INC.,
By
/s/ Robert J. Krakauer
Name: Robert J. Krakauer
Title: Chief Financial Officer

[Amendment No. 1 Signature Page]

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
By
/s/ Goh Siew Tan
Name: Goh Siew Tan
Title: Vice President

[Amendment No. 1 Signature Page]

LENDERS UNDER THE CREDIT AGREEMENT

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF NOVEMBER 14, 2012, TO THE CREDIT AGREEMENT DATED AS OF MAY 7, 2010, AMONG ASPECT SOFTWARE PARENT, INC., ASPECT SOFTWARE INTERMEDIATE HOLDINGS LLC, ASPECT INTERNATIONAL LLC, ASPECT SOFTWARE, INC., THE LENDERS PARTY THERETO, JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT AND ISSUING BANK, AND JPMORGAN CHASE BANK, N.A. AND BANK OF AMERICA, N.A., AS CO-SYNDICATION AGENTS

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